UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Golkor Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56352	87-2737873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

323 Sunny Isles Blvd, Suite 745, Sunny Isles, Florida 33160

(Address of principal executive offices) (Zip Code)

786 590-5203

(Registrant's telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2025, the Golkor Inc. (“Company”) entered into a joint venture with Afrikor Metal Industries Proprietary Limited (“AMI”), a South African company whereby AMI contributed certain mining and mineral recovery rights in South Africa (the “AMI Project”) to a newly created limited liability, Golkor AMI-EBM LLC, owned 51% by the Company and 49% by AMI. The purpose of the joint venture is to the reclamation and re-processing of economically valuable minerals from historic surface deposits—specifically zinc, lead, silver, iron, and copper, —while also addressing environmental rehabilitation. The Company has committed to providing up to $20 million in funding to finance the operations. To date the Company has provided the JV with approximately $700,000 in funding.

The AMI Project is centred on a 266-hectare site that hosts a multi-metal tailings reprocessing facility and over 5.65 million tonnes of historical base metal tailings. These tailings were deposited by multiple legacy mining operations over 70 years and contain concentrations of zinc, lead, silver and copper. The site is fully permitted for production and was most recently operated by Glencore (2021–2023) to process cobalt and uranium. It is currently maintained in “warm shutdown” with critical equipment tested monthly and a care-and-maintenance crew in place.

The AMI site is fully permitted for reprocessing tailings and producing concentrates (silver, zinc, lead, copper, cobalt, uranium, lithium, vanadium)). All required environmental, water use, discharge, and waste permits are in place. The site includes its own 45 MW power substation, on-site water supply, paved roads, rail access, weighbridges, and secure fenced infrastructure.

Anthony Bainbridge, a director of the Company, owns a controlling interest in AMI and would receive approximately 80% of the distributions received by AMI. Prior to becoming a director of the Company, Mr. Bainbridge had begun the process of purchasing the AMI Project. After joining the Company he offered the Company the opportunity to become the majority holder.

This description of the agreement is qualified in its entirety by reference to the full text of the agreement as contained in Exhibit 10.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

Golkor and Konik Capital Partners, LLC, a division of T.R. Winston and Company (“Konik Capital”) have terminated their previously announced engagement agreement that gave Konik Capital the right to act as lead manager, bookrunner and underwriter on an exclusive, firm commitment basis for one or more proposed public offerings of up to $40,000,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Golkor AMI-EBM LLC Operating Agreement
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golkor Inc.

Date: October 15, 2025	By:	/s/ Gregory Klok
Gregory Klok, Chief Executive Officer

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